Exhibit 99.1

Mountain & Co. I Acquisition Corp. Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

New York City - June 11, 2024 - Mountain & Co. I Acquisition Corp. (the “Company”) today announced that, on June 5, 2024, it received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that because the Company had not yet filed its Form 10-Q for the period ended March 31, 2024 (the “Form 10-Q”), the Company was no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic reports with the Securities and Exchange Commission (the “Periodic Filing Rule”).

The Notice states that the Company has 60 calendar days from the date of the Notice to submit a plan to regain compliance with the Periodic Filing Rule. The Company intends to file its Form 10-Q prior to the expiration of the 60-calendar day period and regain compliance with the Periodic Filing Rule. If the Company is unable to file its Form 10-Q prior to such date, the Company intends to submit a compliance plan within the 60-calendar day period and take all reasonable measures available to regain compliance under the Periodic Filing Rule. If Nasdaq accepts the compliance plan, the Company will be granted an extension of up to 180 calendar days from the Form 10-Q’s due date, or until November 18, 2024, to regain compliance with the Periodic Filing Rule. If Nasdaq does not accept the compliance plan, the Company will have the opportunity to appeal the decision to the Nasdaq Hearings Panel. There can be no assurance that the compliance plan will be accepted by Nasdaq or that the Company will be able to regain compliance with the minimum requirements of the Periodic Filing Rule or will otherwise be in compliance with other Nasdaq listing criteria.

The Notice has no immediate effect on the listing of the Company’s Class A ordinary shares, warrants or units on the Nasdaq Capital Market.

The Company intends to file the Form 10-Q as soon as practicable.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Form 8-K are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For example, there can be no assurance that the Company will regain compliance with the Periodic Filing Rule or otherwise meet Nasdaq compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to the risks and uncertainties set forth under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on May 23, 2024, as such factors may be updated from time to time in the Company’s filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made and the Company does not undertake any duty to update these forward-looking statements, except as otherwise required by law.